Exhibit 99.1

Tenet Reports Third Quarter 2011 Results

Adjusted Admissions Growth of 2.3 Percent Drives 3.5 Percent Increase in Net Operating Revenues

Adjusted EBITDA of $195 Million, Excluding California Provider Fee Revenues

Reconfirms 2011 Adjusted EBITDA Outlook At Lower End of Range of $1.175—$1.275 Billion

Key Metrics (all percentage changes compare Q3’11 to Q3’10)

¿	Adjusted EBITDA of $195 million exceeds prior guidance, excluding California Provider Fee, which is expected to add $26 million to revenues in Q4’11

¿	2.3 percent growth in adjusted admissions, the 4th consecutive quarter of positive growth

o	1.5 percent increase in admissions; 1.6 percent increase in paying admissions

o	3.4 percent increase in both total and paying outpatient visits

¿	3.2 percent increase in surgeries

DALLAS – November 1, 2011 – Tenet Healthcare Corporation (NYSE:THC) today reported adjusted EBITDA of $195 million for the third quarter ended September 30, 2011 compared to $203 million for the third quarter of 2010. Income from continuing operations, net of tax, was $8 million in the third quarter of 2011 ($0.02 per diluted share), or $16 million ($0.04 per diluted share) after excluding impairment and restructuring charges and litigation costs of $13 million pre-tax, $8 million after-tax. Income from continuing operations, net of tax in the third quarter of 2010 included the recognition of $981 million of tax benefits associated with the Company’s net operating loss carryforward, and a loss from early extinguishment of debt of $55 million pre-tax, $35 million after-tax. Except for these two items, the third quarter of 2010 would have been a loss of $14 million, or a loss of $0.01 per diluted share. Reported Income from continuing operations, net of tax, which includes these two items in the third quarter of 2010 was $932 million, or $1.68 per diluted share.

“Volume growth was very strong in our third quarter,” said Trevor Fetter, president and chief executive officer. “Adjusted admissions growth of 2.3 percent and surgery growth of 3.2 percent drove a 3.5 percent increase in net operating revenues. This top line growth was further leveraged by excellent cost control and attractive pricing increases in our new contracts with commercial managed care payers. Given this progress across our key performance metrics, we are pleased to reconfirm our 2011 EBITDA Outlook in a range of $1.175 billion to $1.275 billion.”

Discussion of Results (Percentage changes compare Q3’11 to Q3’10, unless otherwise noted.)

Adjusted EBITDA declined by 3.9 percent in the third quarter of 2011, which included adverse impacts from a less attractive payer mix, lower state Medicaid payment rates, $16 million of expense related to lower discount rates, and higher Healthcare Information Technology (“HIT”) expense. In recent quarters EBITDA has benefitted from certain favorable items including state provider fees and government HIT incentive payments which were largely absent in the third quarter. These revenue sources are expected to resume in the fourth quarter which, in conjunction with seasonal volume strength, is expected to restore EBITDA growth.

Admissions and paying admissions increased by 1.5 and 1.6 percent, respectively. Outpatient visits and paying outpatient visits both increased by 3.4 percent. Adjusted admissions increased by 2.3 percent.

Net operating revenues were $2.342 billion, an increase of $80 million, or 3.5 percent, compared to net operating revenues of $2.262 billion in the third quarter of 2010. Net patient revenue per adjusted patient day was $2,406, an increase of $36, or 1.5 percent, as compared to $2,370 in the third quarter of 2010. This pricing increase was primarily the result of improved pricing in our commercial managed care contracts.

Controllable operating expenses per adjusted patient day were $2,112, an increase of $62, or 3.0 percent, as compared to the third quarter of 2010. This increase primarily reflects annual salary increases for our broad employee population as well as our growing investments in our HIT program, which are intended to further enhance the quality and efficiency of our healthcare service capabilities. Controllable operating expense is defined as the sum of salaries, wages and benefits, supplies, and other operating expenses. The Company accelerated the implementation of certain cost efficiency measures during the third quarter, producing a favorable impact of approximately $5 million in the quarter. These actions are expected to produce an incremental benefit of approximately $20 million in the fourth quarter.

Bad debt expense was $193 million, an increase of $6 million, or 3.2 percent, as compared to the third quarter of 2010. The increase in bad debt expense is primarily related to a $9 million favorable adjustment in the third quarter of 2010 for Medicare bad debts included in our cost reports compared to a smaller favorable $2 million adjustment in the third quarter of 2011. Bad debt expense as a percent of net operating revenues declined to 8.2 percent, a decrease of 10 basis points from 8.3 percent in the third quarter of 2010.

Net cash provided by operating activities was $148 million in the third quarter of 2011 compared to $128 million in the third quarter of 2010, an increase of $20 million. Capital expenditures were $100 million in the third quarter of 2011, compared to $120 million in the third quarter of 2010. Cash and cash equivalents were $185 million at September 30, 2011, a decrease of $79 million from $264 million at June 30, 2011. Cash use in the third quarter of 2011 includes the use of $124 million to repurchase 24.0 million shares of the Company’s common stock and $14 million for the purchase of an outpatient center and certain assets related to acquired physician practices. Through October 31, the Company repurchased an aggregate total of 59.7 million shares of common stock since announcing its $400 million share repurchase program in May 2011. These 59.7 million repurchased shares represent 12 percent of outstanding common shares, repurchased at an average price of $5.03 per share, and resulting in a total expenditure of approximately $300 million. For the quarter ended September 30, 2011, there were 468.8 million weighted average basic shares outstanding and 483.6 million weighted average outstanding shares on a fully diluted basis.

Management’s Webcast Discussion of Third Quarter Results on November 1

Tenet management will discuss third quarter 2011 results on a webcast scheduled for 10:00 AM (ET) on November 1, 2011. This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors. A set of slides, to which management intends to refer on the call, will be posted to the Company’s website at approximately the start time of the webcast.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-Q report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before today’s webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation is a health care services company whose subsidiaries and affiliates own and operate acute care hospitals, ambulatory surgery centers and diagnostic imaging centers. Tenet’s hospitals and related healthcare facilities are committed to providing high quality care to patients in the communities they serve. For more information, please visit www.tenethealth.com.

Media: Rick Black (469) 893-2647	Investors: Thomas Rice (469) 893-2522
Rick.Black@tenethealth.com	Thomas.Rice@tenethealth.com

# # #

Some of the statements in this release may constitute forward-looking statements. Such forward-looking statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended Dec. 31, 2010, our quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

	Three Months Ended September 30,
(Dollars in millions except per share amounts)	2011	%	2010	%	Change
Net operating revenues	$2,342	100.0%	$2,262	100.0%	3.5%
Operating expenses:
Salaries, wages and benefits	1,019	43.5%	977	43.2%	4.3%
Supplies	388	16.6%	390	17.2%	(0.5)%
Provision for doubtful accounts	193	8.2%	187	8.3%	3.2%
Other operating expenses, net	547	23.4%	505	22.3%	8.3%
Depreciation and amortization	103	4.4%	101	4.5%	2.0%
Impairment of long-lived assets and goodwill, and restructuring charges, net	8	0.3%	3	0.1%
Litigation and investigation costs	5	0.2%	2	0.1%

Operating income	79	3.4%	97	4.3%
Interest expense	(59)		(107)
Loss from early extinguishment of debt	—		(55)
Investment earnings	1		3

Income (loss) from continuing operations, before income taxes	21		(62)
Income tax benefit (expense)	(4)		1,002

Income from continuing operations, before discontinued operations	17		940
Discontinued operations:
Loss from operations	(2)		(4)
Impairment of long-lived assets and goodwill, and restructuring charges, net	—		1
Income tax benefit	—		3

Loss from discontinued operations	(2)		—

Net income	15		940
Less: Preferred stock dividends	6		6
Less: Net income attributable to noncontrolling interests	3		2

Net income attributable to Tenet Healthcare Corporation common shareholders	$6		$932

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$8		$932
Loss from discontinued operations, net of tax	(2)		—

Net income attributable to Tenet Healthcare Corporation common shareholders	$6		$932

Earnings per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.02		$1.92
Discontinued operations	—		—

	$0.02		$1.92

Diluted
Continuing operations	$0.02		$1.68
Discontinued operations	—		—

	$0.02		$1.68

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	468,753		485,210
Diluted	483,632		559,850

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

	Nine Months Ended September 30,
(Dollars in millions except per share amounts)	2011	%	2010	%	Change
Net operating revenues	$7,222	100.0%	$6,904	100.0%	4.6%
Operating expenses:
Salaries, wages and benefits	3,053	42.3%	2,933	42.5%	4.1%
Supplies	1,191	16.5%	1,183	17.1%	0.7%
Provision for doubtful accounts	546	7.6%	549	8.0%	(0.5)%
Other operating expenses, net	1,581	21.9%	1,470	21.3%	7.6%
Depreciation and amortization	308	4.3%	293	4.2%	5.1%
Impairment of long-lived assets and goodwill, and restructuring charges, net	18	0.2%	1	—%
Litigation and investigation costs	24	0.3%	6	0.1%

Operating income	501	6.9%	469	6.8%
Interest expense	(275)		(323)
Loss from early extinguishment of debt	—		(55)
Investment earnings	3		5

Income from continuing operations, before income taxes	229		96
Income tax benefit (expense)	(73)		979

Income from continuing operations, before discontinued operations	156		1,075
Discontinued operations:
Loss from operations	(20)		(4)
Impairment of long-lived assets and goodwill, and restructuring charges, net	—		(1)
Income tax benefit	24		—

Income (loss) from discontinued operations	4		(5)

Net income	160		1,070
Less: Preferred stock dividends	18		18
Less: Net income attributable to noncontrolling interests	8		7

Net income attributable to Tenet Healthcare Corporation common shareholders	$134		$1,045

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$130		$1,050
Income (loss) from discontinued operations, net of tax	4		(5)

Net income attributable to Tenet Healthcare Corporation common shareholders	$134		$1,045

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.27		$2.17
Discontinued operations	0.01		(0.01)

	$0.28		$2.16

Diluted
Continuing operations	$0.26		$1.91
Discontinued operations	0.01		(0.01)

	$0.27		$1.90

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	480,817		483,912
Diluted	497,862		560,200

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(Dollars in millions)	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$185	$405
Accounts receivable, less allowance for doubtful accounts	1,221	1,143
Inventories of supplies, at cost	157	156
Income tax receivable	7	22
Current portion of deferred income taxes	247	282
Assets held for sale	2	14
Other current assets	357	289

Total current assets	2,176	2,311
Investments and other assets	159	164
Deferred income taxes, net of current portion	533	627
Property and equipment, at cost, less accumulated depreciation and amortization	4,201	4,304
Goodwill	724	652
Other intangible assets, at cost, less accumulated amortization	500	442

Total assets	$8,293	$8,500

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$129	$67
Accounts payable	629	720
Accrued compensation and benefits	349	363
Professional and general liability reserves	79	84
Accrued interest payable	111	115
Accrued legal settlement costs	10	8
Other current liabilities	372	368

Total current liabilities	1,679	1,725
Long-term debt, net of current portion	3,966	3,997
Professional and general liability reserves	347	383
Accrued legal settlement costs	22	22
Other long-term liabilities	502	554

Total liabilities	6,516	6,681
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	16	—
Equity:
Shareholders’ equity:
Preferred stock	334	334
Common stock	27	27
Additional paid-in capital	4,425	4,449
Accumulated other comprehensive loss	(43)	(43)
Accumulated deficit	(1,370)	(1,522)
Common stock in treasury, at cost	(1,675)	(1,479)

Total shareholders’ equity	1,698	1,766
Noncontrolling interests	63	53

Total equity	1,761	1,819

Total liabilities and equity	$8,293	$8,500

TENET HEALTHCARE CORPORATION

CONSOLIDATED CASH FLOW DATA

(Unaudited)

	Nine Months Ended September 30,
(Dollars in millions)	2011	2010
Net income	$160	$1,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	308	293
Provision for doubtful accounts	546	549
Deferred income tax expense	102	(984)
Stock-based compensation expense	17	18
Impairment of long-lived assets and goodwill, and restructuring charges, net	18	1
Fair market value adjustments related to interest rate swap and LIBOR cap agreements	—	3
Amortization of debt discount and debt issuance costs	23	23
Litigation and investigation costs	24	6
Loss from early extinguishment of debt	—	55
Pre-tax loss from discontinued operations	20	5
Other items, net	(12)	—
Changes in cash from operating assets and liabilities:
Accounts receivable	(625)	(537)
Inventories and other current assets	(36)	2
Income taxes	(44)	40
Accounts payable, accrued expenses and other current liabilities	(98)	(146)
Other long-term liabilities	(11)	(23)
Payments against reserves for restructuring charges and litigation costs	(27)	(76)
Net cash used in operating activities from discontinued operations, excluding income taxes	(41)	(2)

Net cash provided by operating activities	324	297
Cash flows from investing activities:
Purchases of property and equipment—continuing operations	(298)	(254)
Construction of new and replacement hospitals	—	(13)
Purchase of property and equipment—discontinued operations	—	(13)
Purchases of businesses or joint venture interests	(56)	(44)
Proceeds from sales of facilities and other assets — discontinued operations	—	19
Proceeds from sales of marketable securities, long-term investments and other assets	31	31
Other items, net	(1)	3

Net cash used in investing activities	(324)	(271)
Cash flows from financing activities:
Repayments of borrowings	(4)	(886)
Proceeds from borrowings	—	601
Deferred debt issuance costs	—	(15)
Repurchases of common stock	(196)	—
Cash dividends on preferred stock	(18)	(18)
Distributions paid to noncontrolling interests	(8)	(6)
Other items, net	6	6

Net cash used in financing activities	(220)	(318)

Net decrease in cash and cash equivalents	(220)	(292)
Cash and cash equivalents at beginning of period	405	690

Cash and cash equivalents at end of period	$185	$398

Supplemental disclosures:
Interest paid, net of capitalized interest	$(255)	$(313)
Income tax refunds, net	$9	$34

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Net inpatient revenues	$1,477	$1,430	3.3%	$4,627	$4,452	3.9%
Net outpatient revenues	$749	$734	2.0%	$2,233	$2,173	2.8%

Number of acute care hospitals (at end of period)	49	49	—	49	49	— *
Licensed beds (at end of period)	13,453	13,430	0.2%	13,453	13,430	0.2%
Average licensed beds	13,440	13,423	0.1%	13,447	13,430	0.1%
Utilization of licensed beds	48.7%	48.3%	0.4	50.5%	50.8%	(0.3)*
Patient days	601,915	596,810	0.9%	1,852,297	1,864,127	(0.6)%
Adjusted patient days	925,165	913,049	1.3%	2,814,532	2,800,483	0.5%
Net inpatient revenue per patient day	$2,454	$2,396	2.4%	$2,498	$2,388	4.6%
Admissions	127,520	125,645	1.5%	388,372	385,995	0.6%
Adjusted patient admissions	198,110	193,670	2.3%	595,325	584,407	1.9%
Net inpatient revenue per admission	$11,582	$11,381	1.8%	$11,914	$11,534	3.3%
Average length of stay (days)	4.7	4.7	—	4.8	4.8	— *
Surgeries	93,943	91,064	3.2%	274,947	270,347	1.7%
Net outpatient revenue per visit	$742	$752	(1.3)%	$735	$745	(1.3)%
Outpatient visits	1,009,936	976,310	3.4%	3,036,614	2,917,931	4.1%

Sources of net patient revenue
Medicare	22.7%	23.7%	(1.0)	23.2%	24.0%	(0.8)*
Medicaid	8.0%	8.0%	—	9.1%	8.7%	0.4 *
Managed care	58.0%	57.0%	1.0	56.8%	56.2%	0.6 *
Indemnity, self-pay and other	11.3%	11.3%	—	10.9%	11.1%	(0.2)*

*	This change is the difference between the 2011 and 2010 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

Fiscal 2011 by Calendar Quarter

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended			Nine Months Ended
	3/31/11	6/30/11	9/30/11	09/30/11
Net operating revenues	$2,506	$2,374	$2,342	$7,222
Operating expenses:
Salaries, wages and benefits	1,035	999	1,019	3,053
Supplies	404	399	388	1,191
Provision for doubtful accounts	182	171	193	546
Other operating expenses, net	506	528	547	1,581
Depreciation and amortization	101	104	103	308
Impairment of long-lived assets and goodwill, and restructuring charges	8	2	8	18
Litigation and investigation costs	11	8	5	24

Operating income	259	163	79	501
Interest expense	(118)	(98)	(59)	(275)
Investment earnings	1	1	1	3

Income from continuing operations, before income taxes	142	66	21	229
Income tax expense	(51)	(18)	(4)	(73)

Income from continuing operations, before discontinued operations	91	48	17	156
Discontinued operations:
Loss from operations	(15)	(3)	(2)	(20)
Income tax benefit	6	18	—	24

Income (loss) from discontinued operations	(9)	15	(2)	4

Net income	82	63	15	160
Less: Preferred stock dividends	6	6	6	18
Less: Net income attributable to noncontrolling interests	3	2	3	8

Net income attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$6	$134

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$82	$40	$8	$130
Income (loss) from discontinued operations, net of tax	(9)	15	(2)	4

Net income attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$6	$134

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.17	$0.08	$0.02	$0.27
Discontinued operations	(0.02)	0.03	—	0.01

	$0.15	$0.11	$0.02	$0.28

Diluted
Continuing operations	$0.16	$0.08	$0.02	$0.26
Discontinued operations	(0.02)	0.03	—	0.01

	$0.14	$0.11	$0.02	$0.27

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	486,902	486,794	468,753	480,817
Diluted	565,181	503,748	483,632	497,862

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

Fiscal 2011 by Calendar Quarter

(Unaudited)

				Nine Months Ended 09/30/11
(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended
	03/31/11	06/30/11	09/30/11
Net inpatient revenues	$1,653	$1,497	$1,477	$4,627
Net outpatient revenues	$733	$751	$749	$2,233
Number of acute care hospitals (at end of period)	49	49	49	49
Licensed beds (at end of period)	13,457	13,420	13,453	13,453
Average licensed beds	13,457	13,445	13,440	13,447
Utilization of licensed beds	53.3%	49.5%	48.7%	50.5%
Patient days	645,166	605,216	601,915	1,852,297
Adjusted patient days	963,039	926,328	925,165	2,814,532
Net inpatient revenue per patient day	$2,562	$2,473	$2,454	$2,498
Admissions	133,349	127,503	127,520	388,372
Adjusted patient admissions	200,353	196,862	198,110	595,325
Net inpatient revenue per admission	$12,396	$11,741	$11,582	$11,914
Average length of stay (days)	4.8	4.7	4.7	4.8
Surgeries	88,754	92,250	93,943	274,947
Net outpatient revenue per visit	$725	$739	$742	$735
Outpatient visits	1,010,848	1,015,830	1,009,936	3,036,614

Sources of net patient revenue
Medicare	23.2%	23.6%	22.7%	23.2%
Medicaid	11.6%	7.5%	8.0%	9.1%
Managed care	54.4%	58.0%	58.0%	56.8%
Indemnity, self-pay and other	10.8%	10.9%	11.3%	10.9%

Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) cumulative effect of changes in accounting principle, net of tax, (2) net income attributable to noncontrolling interests, (3) preferred stock dividends, (4) income (loss) from discontinued operations, net of tax, (5) income tax (expense) benefit, (6) investment earnings (loss), (7) gain (loss) from early extinguishment of debt, (8) net gain (loss) on sales of investments, (9) interest expense, (10) litigation and investigation (costs) benefit, net of insurance recoveries, (11) hurricane insurance recoveries, net of costs, (12) impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries, and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and nine months ended September 30, 2011 and 2010.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1—Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet Healthcare

Corporation Common Shareholders

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2011	2010	2011	2010
Net income attributable to Tenet Healthcare Corporation common shareholders	$6	$932	$134	$1,045
Less: Net income attributable to noncontrolling interests	(3)	(2)	(8)	(7)
Preferred stock dividends	(6)	(6)	(18)	(18)
Income (loss) from discontinued operations, net of tax	(2)	—	4	(5)

Income (loss) from continuing operations	17	940	156	1,075
Income tax benefit (expense)	(4)	1,002	(73)	979
Investment earnings	1	3	3	5
Loss from early extinguishment of debt	—	(55)	—	(55)
Interest expense	(59)	(107)	(275)	(323)

Operating income	79	97	501	469
Litigation and investigation costs	(5)	(2)	(24)	(6)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(8)	(3)	(18)	(1)
Depreciation and amortization	(103)	(101)	(308)	(293)

Adjusted EBITDA	$195	$203	$851	$769

Net operating revenues	$2,342	$2,262	$7,222	$6,904

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	8.3%	9.0%	11.8%	11.1%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #2—Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for Year Ending December 31, 2011

(Unaudited)

(Dollars in millions)	Low	High
Net income attributable to Tenet Healthcare Corporation common shareholders	$166	$249
Less:
Net income attributable to noncontrolling interests	(15)	(10)
Preferred stock dividends	(24)	(24)
Loss from discontinued operations, net of tax	(10)	(5)

Income from continuing operations	215	288
Income tax expense	(110)	(157)

Income from continuing operations, before income taxes	325	445
Loss from early extinguishment of debt	0	0
Interest expense, net	(395)	(375)

Operating income	720	820
Litigation and investigation costs	(30)	(25)
Impairment of long-lived assets and goodwill, and restructuring charges	(25)	(20)
Depreciation and amortization	(400)	(410)

Adjusted EBITDA	$1,175	$1,275

Net operating revenues	$9,700	$9,900
Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.1%	12.9%

Table #3—Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Net Income Attributable to Tenet Healthcare Corporation

Common Shareholders for Year Ending December 31, 2011

(Unaudited)

(Dollars in millions except per share amounts)	Low	High
Adjusted EBITDA (from Table # 2, above)	$1,175	$1,275
Depreciation and amortization	(400)	(410)
Interest expense, net	(395)	(375)

Normalized income from continuing operations before income taxes	380	490
Income tax expense (a)	(148)	(191)

Normalized income from continuing operations (a)	232	299
Preferred stock dividends	(24)	(24)
Net income attributable to noncontrolling interests	(15)	(10)

Normalized net income attributable to Tenet Healthcare Corporation common shareholders (a)	193	265

Weighted average shares outstanding (in millions)	487	546 (b)
Normalized earnings per share – continuing operations (a)	$0.40	$0.53

(a)	Uses tax rate of 39 percent excluding unusual adjustments.
(b)

An additional 59 million shares are included as our mandatory convertible preferred stock is dilutive at this level of earnings and the $24 million of preferred stock dividends are excluded for earnings per share computation purposes.